Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 101 to the Registration Statement on Form N-1A of Fidelity Municipal Trust: Fidelity Pennsylvania Municipal Income Fund (formerly Spartan Pennsylvania Municipal Income Fund) of our report dated February 7, 2006; Fidelity Michigan Municipal Income Fund (formerly Spartan Michigan Municipal Income Fund), Fidelity Minnesota Municipal Income Fund (formerly Spartan Minnesota Municipal Income fund), and Fidelity Municipal Income Fund (formerly Spartan Municipal Income Fund) of our reports dated February 9, 2006; Fidelity Ohio Municipal Income Fund (formerly Spartan Ohio Municipal Income Fund) of our report dated February 11, 2006 and Fidelity Short-Intermediate Municipal Income Fund (formerly Spartan Short-Intermediate Municipal Income Fund) of our report dated February 14, 2006 on the financial statements and financial highlights included in the December 31, 2005 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 27, 2006